EXHIBIT 21

                       WPL HOLDINGS, INC. AND SUBSIDIARIES

                                  SUBSIDIARIES


   The subsidiaries and affiliates of as of December 31, 1993, are as follows:

                                                                       % of Voting
                                                                        Stock Owned
                                                                        Directly or
                                                                        Indirectly
                                                        State of          by the
   Name of Subsidiary                                    Incorp.         Company

   A.     Wisconsin Power and Light Company             Wisconsin         100%

          1.  South Beloit Water, Gas and
              Electric Company                          Illinois          100%
          2.  REAC, Inc                                 Wisconsin         100%
          3.  NUFUS Resources, Inc                      Wisconsin         100%
          4.  Wisconsin River Power Company             Wisconsin       33-1/3%
          5.  Wisconsin Valley Improvement Company      Wisconsin          13%

   B.     Heartland Development Corporation             Wisconsin        96.25%

          1.  Heartland Environmental Holding Company   Wisconsin        95.7%
                 A.  RMT, Inc                           Wisconsin         100%
          2.  Heartland Properties, Inc                 Wisconsin         100%
                 A.  Tool Kit Property Management
                     Systems, Inc                       Wisconsin         100%
                 B.  Heartland Retirement
                    Services, Inc.                      Wisconsin         100%
          3.  Capital Square Financial Corporation      Wisconsin         100%
          4.  ENSERV, Inc                               Wisconsin         100%
                  A.  Heartland Fuels Corporation       Wisconsin          80%
          5.  WP&L Communications, Inc                  Wisconsin         100%

   No separate financial statements are submitted for any subsidiary since none of these subsidiaries qualifies as a significant subsidiary under SEC rules.